Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

OF

NORTEK, INC.

(A DELAWARE CORPORATION)

August 31, 2016

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.1                                                            Annual Meeting. A meeting of stockholders shall be held annually for the election of directors and the transaction of such other business as is related to the purpose or purposes set forth in the notice of meeting on such date and at such time as may be fixed by the Board of Directors; or if no date and time are so fixed, at 10:00 A.M. on the first Wednesday in May in each and every year, unless such day shall fall on a legal holiday, in which case such meeting shall be held on the next succeeding business day, at such time as may be fixed by the Board of Directors.

Section 1.2                                                            Special Meetings. Special meetings of the stockholders for any purpose may be called by the Board of Directors, the President or the Secretary, and shall be called by the President or the Secretary at the written request of the holders of record of a majority of the outstanding shares of the Corporation entitled to vote at such meeting. Special meetings shall be held at such time as may be fixed in the call and stated in the notices of meeting or waiver thereof. At any special meeting only such business may be transacted as is related to the purpose or purposes for which the meeting is convened.

Section 1.3                                                            Place of Meetings. Meetings of stockholders shall be held at such place, within or without the State of Delaware or the United States of America, as may be fixed in the call and stated in the notice of meeting or waiver thereof.

Section 1.4                                                            Notice of Meetings; Adjourned Meetings. Notice of each meeting of stockholders shall be given in writing and shall state the place, date and hour of the meeting. The purpose or purposes for which the meeting is called shall be stated in the notice of each special meeting and of each annual meeting at which any business other than the election of directors is to be transacted.

A copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the record of stockholders.

When a meeting is adjourned for less than thirty (30) days in any one adjournment, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

Section 1.5                                                            Waiver of Notice. The transactions of any meeting of stockholders, however called and with whatever notice, if any, are as valid as those at a meeting duly held after regular call and notice, if: (a) all the stockholders entitled to vote are present in person or by proxy and no objection to holding the meeting is made by any stockholder; or if (b) a quorum is present either in person or by proxy and no objection to holding the meeting is made by anyone so present, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signed a written waiver of notice, or a consent to the holding of the meeting, or an approval of the action taken as shown by the minutes thereof.

Whenever notice is required to be given to any stockholder, a written waiver thereof signed by such stockholder, whether before or after the time thereon stated, shall be deemed equivalent to such notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when such stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice thereof.

Section 1.6                                                            Qualification of Voters. Except as may be otherwise provided in the Certificate of Incorporation, every stockholder of record shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for every share standing in his name on the record of stockholders.

Section 1.7                                                            Quorum. At any meeting of the stockholders the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote thereat shall constitute a quorum for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. The stockholders present may adjourn the meeting despite the absence of a quorum.

Section 1.8                                                            Proxies. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be executed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of three (3) years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided therein and as permitted by law. Except as otherwise provided in the proxy, any proxy holder may appoint in writing a substitute to act in his place.

Section 1.9                                                            Voting. Except as otherwise required by law, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election. Whenever any corporate action, other than the election of directors, is to be taken by vote of the stockholders at a meeting, it shall, except as otherwise required by law or the Certificate of Incorporation, be authorized by a majority of the votes cast thereat, in person or by proxy.

Section 1.10                                                     Action Without a Meeting. Whenever stockholders are required or permitted to take any action at a meeting or by vote, such action may be taken without a meeting, without prior notice and without a vote, by consent in writing setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 1.11                                                     Record Date. The Board of Directors is authorized to designate a day, not more than sixty (60) days nor less than ten (10) days prior to the day of holding any meeting of stockholders as the day as of which those stockholders entitled to notice of, and to vote at, such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting.

Section 1.12                                                     List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held (which place shall be specified in the notice of the meeting), or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 1.13                                                     Inspectors of Election. The Chairman of any meeting of the stockholders may appoint one or more Inspectors of Election. Any Inspector so appointed to act at any meeting of the stockholders, before entering upon the discharge of his or her duties, shall be sworn faithfully to execute the duties of an Inspector at such meeting with strict impartiality, and according to the best of his or her ability.

ARTICLE II

BOARD OF DIRECTORS

Section 2.1                                                            Power of Board of Directors. The business and affairs of the Corporation shall be managed by the Board of Directors.

Section 2.2                                                            Number of Directors. The number of directors constituting the whole Board of Directors shall be such number not less than one (1) nor more than fifteen (15) as may be fixed from time to time by resolution adopted by the stockholders or by the Board. Until changed by the stockholders or the Board, the number of directors constituting the whole Board of Directors shall be three (3).

Section 2.3                                                            Election and Term of Directors. At each annual meeting of stockholders, directors shall be elected to serve until the next annual meeting and until their respective successors are elected and qualified.

Section 2.4                                                            Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

Section 2.5                                                            Removal of Directors. Any or all of the directors may be removed with or without cause by vote of the stockholders.

Section 2.6                                                            Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors or vacancies occurring in the Board of Directors for any reason, except the removal of directors by stockholders without cause, may be filled by vote of a majority of the directors then in office, even if less than a quorum exists, or may be filled by the stockholders. Vacancies occurring as a result of the removal of directors by stockholders without cause shall be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall be elected to hold office until the next annual meeting of stockholders.

Section 2.7                                                            Executive and Other Committees of Directors. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate from among its members an executive committee and other committees to serve at the pleasure of the Board of Directors, each consisting of one or more directors, and each of which, to the extent provided in the resolution, shall have all the authority of the Board to the full extent authorized by law, including the power or authority to declare a dividend or to authorize the issuance of stock. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

Section 2.8                                                            Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity, or to allow a fixed sum plus expenses, if any, for attendance at meetings of the Board or of committees designated thereby.

Section 2.9                                                            Interest of Director in a Transaction. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(a)                                 The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)                                 The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(c)                                  The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.

ARTICLE III

MEETINGS OF THE BOARD

Section 3.1                                                            Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places, within or without the State of Delaware, or the United States of America, as may from time to time be fixed by the Board.

Section 3.2                                                            Special Meetings; Notice; Waiver. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware or the United States of America, upon the call of the President (or, by any Vice President, in the event of any vacancy in the office of President) or the Secretary, by oral, telegraphic or written (including electronic) notice, duly given to or sent or mailed to each director not less than two (2) days before such meeting. Special meetings shall be called by the President or the Secretary on the written request of any two directors.

Notice of a special meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

A notice, or waiver of notice, need not specify the purpose of any special meeting of the Board of Directors.

Section 3.3                                                            Quorum; Action by the Board; Adjournment. At all meetings of the Board of Directors, a majority of the whole Board shall constitute a quorum for the transaction of business, except that when the number of directors constituting the whole Board shall be an even number, one-half of that number shall constitute a quorum.

The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board, except as may be otherwise specifically provided by law or by the Certificate of Incorporation or by these By-Laws.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

Section 3.4                                                            Action Without a Meeting. Action taken by a majority of the directors or members of a committee without a meeting is nevertheless Board or committee action if written consent to the action in question is signed by all the directors or members of the committee, as the case may be, and filed with the minutes of the proceedings of the Board or committee, whether done before or after the action so taken.

Section 3.5                                                            Action Taken by Conference Telephone. Members of the Board of Directors or any committee of the Corporation may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

ARTICLE IV

OFFICERS

Section 4.1                                                            Officers. The Board of Directors shall elect as officers of the Corporation a President, a Secretary and a Treasurer of the Corporation and from time to time may elect or appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other officers as it may determine. Any two or more offices may be held by the same person.

Securities of other corporations held by the Corporation may be voted by any officer designated by the Board and, in the absence of any such designation, by the President, any Vice President, the Secretary, or the Treasurer.

The Board may require any officer to give security for the faithful performance of his duties.

Section 4.2                                                            President. The President shall preside as chairman of all meetings of directors and stockholders and shall be the chief executive officer of the Corporation with all the rights and powers incident to that position.

Section 4.3                                                            Vice President. The Vice Presidents, if any, shall perform such duties as may be prescribed or assigned to them by the Board of Directors or the President. In the absence of the President, or in the event of the refusal or incapacity of the President to function as such, the first Vice President in order of rank shall perform the duties of the President. The order of rank of the Vice Presidents shall be determined by the designated rank of their offices or, in the absence of such designation, by seniority in the office of Vice President; provided that said order or rank may be established otherwise by action of the Board of Directors from time to time.

Section 4.4                                                            Treasurer. The Treasurer shall perform all the duties customary to that office, and shall have the care and custody of the funds and securities of the Corporation. He shall at all reasonable times exhibit his books and accounts to any director upon application, and shall give such bond or bonds for the faithful performance of his duties with such surety or sureties as the Board of Directors from time to time may require.

Section 4.5                                                            Secretary. The Secretary shall act as Secretary of and shall keep the minutes of the meetings of the Board of Directors and of the stockholders, have the custody of the seal of the Corporation and perform all of the other duties usual to that office.

Section 4.6                                                            Assistant Treasurer and Assistant Secretary. Any Assistant Treasurer or Assistant Secretary shall perform such duties as may be prescribed or assigned to him by the Board of Directors or the President. An Assistant Treasurer shall give such bond or bonds for the faithful performance of his duties with such surety or sureties as the Board of Directors from time to time may require.

Section 4.7                                                            Term of Office; Removal. Each officer shall hold office for such term as may be prescribed by the Board and may be removed at any time by the Board with or without cause. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.

Section 4.8                                                            Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors..

ARTICLE V

SHARE CERTIFICATES

Section 5.1                                                            Form of Share Certificates. The shares of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the President, or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employees. In case any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

Section 5.2                                                            Lost Certificates. In case of the loss, theft, mutilation or destruction of a stock certificate, a duplicate certificate will be issued by the Corporation upon notification thereof and receipt of such proper indemnity as shall be prescribed by the Board of Directors.

Section 5.3                                                            Transfer of Shares. Transfers of shares of stock shall be made upon the books of the Corporation by the registered holder in person or by duly authorized attorney, upon surrender of the certificate or certificates for such shares properly endorsed.

Section 5.4                                                            Registered Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions and to vote as such owner, and to hold such person liable for calls and assessments, and shall not be bound to recognize any equitable or legal claim to or interest in such share or shares on the part of any other person.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1                                                            Corporate Seal. The corporate seal, if any, shall have inscribed thereon the name of the Corporation and such other appropriate legend as the Board of Directors may from time to time determine.

Section 6.2                                                            Fiscal Year. The fiscal year of the Corporation shall be the twelve months ending December 31 or such other period as may be prescribed by the Board of Directors.

Section 6.3                                                            Checks and Notes. All checks and demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as shall be thereunto authorized from time to time by the Board of Directors.

ARTICLE VII

AMENDMENTS

Section 7.1                                                            Power to Amend by Stockholders. By-Laws of the Corporation may be adopted, amended or repealed by a majority of the votes cast by the stockholders at the time entitled to vote in the election of directors.Section 7.2 Power to Amend by Directors. By-Laws of the Corporation may be adopted, amended or repealed by the Board of Directors, subject to amendment or repeal by the stockholders entitled to vote thereon.

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